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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): January 17, 2006

                                OSPREY GOLD CORP.
             (Exact Name of Registrant as Specified in Its Charter)

                                     NEVADA
                 (State or Other Jurisdiction of Incorporation)

              000-28107                             88-0399260
       (Commission File Number)          (IRS Employer Identification No.)

                   41A AVENUE ROAD, TORONTO, ONTARIO, L4G 6Z8
               (Address of Principal Executive Offices)(Zip Code)

                                 (416) 955-1588
              (Registrant's Telephone Number, Including Area Code)



          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see general Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a012 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(C) under the Exchange Act (17 CFR 240.13e-4(c))

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FORWARD LOOKING STATEMENTS

        This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

        Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.


ITEM 8.01 OTHER EVENTS

On February 1, 2006, the Company entered into a letter of intent ("LOI") with Flair Petroleum Ltd., a United Kingdom private corporation ("Flair"), whereby, through a series of transactions, the Company will acquire Flair's right, title and interest in an existing joint venture (the "Joint Venture") between Flair and Pure Energy Limited ("PEL"), a private Bermuda company, which, through its subsidiaries, is active in heavy oil and coal methane gas in Utah and other western US states. The Joint Venture was created to explore and develop a known heavy oil deposit located on 3,000 leased acres in the Uinta Basin in northeastern Utah ("Uinta Acres").

Pursuant to the LOI, the Company will make an initial deposit of $100,000 to secure the lease agreement for the Uinta Acres. Such amount will be provided by Credifinance Capital Corp. ("Credifinance") in the form of a convertible note. Upon signing the lease agreement, the Company will raise interim funding for the Joint Venture in the amount of $2,000,000 ("Interim Financing"). Over the next four years, the Company will raise as much as $70,000,000 for long term project financing. In exchange, the Company will acquire Flair's 73% interest in the Joint Venture.

The Company will also issue to Flair shares of its common stock for an aggregate amount of $6,000,000. Concurrent with the issuance of these shares to Flair, the Company will issue shares of its common stock to Credifinance for an aggregate amount of $2,000,000.

The Company will also consolidate its shares on a 50:1 basis and change the number of shares authorized to be issued. In addition, the Company will declare a special dividend to its shareholders, through a Newco to be established, which will transfer all of the Company's existing Ontario-based mining assets to the shareholders of Osprey of record on the day prior to the closing date of the transactions. Also, the following five people will be appointed to fill vacancies on the Company's Board of Directors: Mr. David Robinson. Mr. Roland Khalife. Mr. Ernie Pratt, Mr. William Folta, and Mr. Larry Podarsky

The proposal is entirely contingent upon (1) obtaining the approval of the United States District Court for the District of Nevada; (2) all other normal regulatory, legal, and shareholder approvals; and, (3) a closing date of March 15, 2006. The Company has filed an emergency motion with the United States District Court for the District of Nevada to present these matters.


ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)      Financial Statements of Business Acquired.
         - None

(b)      Pro Forma Financial Information.
         - None

(c)      Exhibits.
         99.1 Press Release dated February 6, 2006 announcing letter of intent to acquire Flair Petroleum Ltd.'s interest in a joint venture.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                OSPREY GOLD CORP.


                                                By: /s/ Georges Benarroch
                                                    ----------------------------
                                                    Georges Benarroch, President


February 8, 2006